AMERICAN BITCOIN CORP.

Nasdaq: ABTC

FOR IMMEDIATE RELEASE

American Bitcoin Announces Effective Date of Reverse Stock Split

American Bitcoin’s Class A common stock expected to begin trading on a reverse split-adjusted basis on July 6, 2026

MIAMI, FL, July 1, 2026 – American Bitcoin Corp. (Nasdaq: ABTC) (“American Bitcoin” or the “Company”), a Bitcoin accumulation platform focused on building America’s Bitcoin infrastructure backbone, today announced that it expects a 1-for-15 reverse stock split of its common stock will be effective at 5:00 p.m. on July 2, 2026. The Company anticipates that its Class A common stock will begin trading on a reverse split-adjusted basis on The Nasdaq Capital Market under the same symbol (ABTC) when the market opens on July 6, 2026, with the new CUSIP number, 02462A 203.

As of the effective time of the reverse stock split, every 15 issued and outstanding shares of the Company’s Class A common stock will be automatically reclassified into one issued and outstanding share of the Company’s Class A common stock and every 15 issued and outstanding shares of the Company’s Class B common stock will be automatically reclassified into one issued and outstanding share of the Company’s Class B common stock, each subject to adjustment for fractional shares. There are no shares of the Company’s Class C common stock outstanding. This will reduce the number of shares issued from 1,092,295,800 shares, comprising 360,070,897 shares of Class A common stock, 732,224,903 shares of Class B common stock, and no shares of Class C common stock, to approximately 73 million shares, comprising approximately 24 million shares of Class A common stock, approximately 49 million shares of Class B common stock, and no shares of Class C common stock, subject to adjustment for fractional shares. The reverse stock split will not affect the number of authorized shares or the par value of each class of common stock. No fractional shares will be issued in connection with the reverse stock split, and holders of common stock will receive a cash payment (without interest) from Continental Stock Transfer & Trust Company, the Company’s transfer agent, in lieu of any fractional shares.

Registered stockholders holding pre-split shares of the Company's common stock are not required to take any action to receive post-split shares. Stockholders owning shares via a broker, bank, trust, or other nominee will have their positions automatically adjusted to reflect the reverse stock split, subject to such broker's particular processes, and will not be required to take any action in connection with the reverse stock split. Stockholders holding shares of the Company's common stock in certificate form will receive a transmittal letter from the Company’s transfer agent with instructions as soon as practicable after the effective date.

The reverse stock split is primarily intended to increase the per share price of each class of the Company’s common stock, particularly its Class A common stock, which is currently trading on Nasdaq, to maintain compliance with the minimum bid price requirement for maintaining its Nasdaq listing. The reverse stock split was approved by the Company’s stockholders at its annual meeting of stockholders held on June 22, 2026. After this meeting, the Company’s board of directors approved the reverse stock split at a ratio of 1-for-15. Additional information about the reverse stock split can be found in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 27, 2026, which is available free of charge at the SEC’s website, www.sec.gov, and on the Company’s website at www.abtc.com.

About American Bitcoin Corp.

American Bitcoin Corp., a majority-owned subsidiary of Hut 8 Corp., is a Bitcoin accumulation platform focused on building America’s Bitcoin infrastructure platform. The Company delivers institutional-grade exposure to Bitcoin through an industry-first business model that integrates scaled self-mining operations with disciplined accumulation strategies. For more information, visit abtc.com and follow the Company on X at @ABTC.

Supplemental Materials and Upcoming Communications

The Company expects to make available on its website and/or official social media channels certain materials and updates designed to accompany the discussion of its results, along with certain supplemental financial information and other data, including regarding its Bitcoin holdings and related performance metrics. For important news and information regarding the Company, including investor presentations and timing of future investor conferences, visit the Investor Relations section of the Company’s website, abtc.com/investors, and its social media accounts, including on X, Instagram, and LinkedIn. The Company uses its website and social media accounts as primary channels for disclosing key information to its investors, some of which may contain material and previously non-public information.

Cautionary Note Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder, which statements involve inherent risks and uncertainties. Examples of forward-looking statements in this press release include, but are not limited to, statements relating to the timing of the reverse stock split, the potential benefits of the reverse stock split, including continued listing on Nasdaq of the Company’s Class A common stock, the potential for a higher stock price, and any assumptions underlying any of the foregoing.

Forward-looking statements are not statements of historical fact, but instead represent management’s expectations, estimates, and projections regarding future events based on certain material factors and assumptions at the time the statement was made. While considered reasonable by the Company as of the date of this press release, such statements are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance, or achievements to be materially different from those expressed or implied by such forward-looking statements, including, but not limited to: the possibility that the reverse stock split may not have its intended effects and that factors unrelated to the reverse stock split may impact the per share trading price of the Company’s Class A common stock; the price of Bitcoin and concentration of Bitcoin holdings; failure to grow hashrate; the purchase of miners; competition from other methods of investing in Bitcoin; uncertainty in the development and acceptance of the Bitcoin network; reliance on third-party mining pool service providers; hedging transactions; Bitcoin halving events; failure to realize the anticipated benefits of the merger transactions; dependence on Hut 8; liquidity constraints and failure to raise additional capital; failure of critical systems; competition from current and future competitors; changes in leasing arrangements; hazards and operational risks; electrical power requirements; geopolitical, social, economic, and other events and circumstances; cybersecurity threats and breaches; Internet-related disruptions; dependence on key personnel; having a limited operating history; rapidly changing technology; predicting facility requirements; acquisitions, strategic alliances or joint ventures; operating and expanding internationally; legal, regulatory, governmental, and technological uncertainties; physical risks related to climate change; involvement in legal proceedings; stock price volatility; the Company’s multi-class capital structure and status as a controlled company; and other factors that may affect the future business, results, financial position and prospects of the Company. Additional factors that could cause results to differ materially from those described above can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and in other documents filed by the Company from time to time with the SEC.

Contacts

American Bitcoin Investor Relations
ir@abtc.com

American Bitcoin Public Relations
media@abtc.com